UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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NEXTGEN HEALTHCARE, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NextGen Healthcare, Inc.

18111 Von Karman Avenue, Suite 800

Irvine, California 92612

ADDITIONAL INFORMATION REGARDING THE ANNUAL MEETING OF SHAREHOLDERS TO

BE HELD AUGUST 18, 2020

The following supplements the proxy statement for the 2020 Annual Meeting of Stockholders (the “Proxy Statement”) of NextGen Healthcare, Inc., a California corporation (the “Company”), to be held on August 18, 2020 (the “Meeting”), filed with the Securities and Exchange Commission (the “SEC”) on July 7, 2020.

James C. Malone resigned from the Audit and Compensation Committees of the Company’s board of directors (the “Board”) on July 29, 2020 because Mr. Malone does not qualify as an “Independent Director” under The Nasdaq Stock Market (“Nasdaq”) Rule 5605(a)(2)(F) due to his son’s promotion to partner at PricewaterhouseCoopers LLP (“PwC”) on July 1, 2020. PwC serves as the Company’s independent registered public accounting firm. On July 29, 2020, the Board accepted the resignation of Mr. Malone from the Audit and Compensation Committees. Mr. Malone remains a member of the Board, but in a non-independent capacity and with no committee memberships.

The Board appointed Julie Klapstein as a member of the Audit Committee on July 29, 2020, following the resignation of Mr. Malone from the Audit Committee. The Board, along with the Nominating and Governance Committee, determined that Ms. Klapstein is independent under Nasdaq Rule 5605(a)(2) and Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended, and satisfies the applicable Nasdaq rules for audit committee membership.

The Board appointed Morris Panner as a member of the Compensation Committee, effective on July 29, 2020, following the resignation of Mr. Malone from the Compensation Committee. The Board, along with the Nominating and Governance Committee, determined that Mr. Panner is independent under Nasdaq Rule 5605(a)(2), including consideration of the additional factors relevant for compensation committee members, and satisfies the applicable Nasdaq rules for compensation committee membership.

Based on the definitions of independence established by SEC and Nasdaq rules and regulations and guidelines established in the Company’s Bylaws (collectively, the “Independence Rules”), and the determinations of the Company’s Nominating and Governance Committee and the Board, all of the Company’s directors, other than John “Rusty” Frantz and Mr. Malone, are independent. The Company’s Audit, Compensation and Nominating and Governance Committees are comprised entirely of independent directors under the applicable Independence Rules.